UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)   (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 27, 2006, the board of directors (the “Board”) of UTStarcom, Inc., a Delaware corporation (the “Company”), approved a compensation policy for the members of a special committee of the Board (the “Special Committee”) that had been established to oversee the Company’s exploration of strategic alternatives.  The policy consists of a base retainer of $15,000 per month and $2,000 per meeting attendance for the Chairman of the Special Committee and $10,000 per month and $1,000 per meeting attendance for the other members of the Special Committee.  The Special Committee is comprised of four (4) non-employee directors: Thomas Toy (Chairman of the Special Committee), Larry Horner, Allen Lenzmeier and Jeff Clarke.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2006, the Board approved an amendment of the Company’s First Amended and Restated Bylaws (the “Bylaws”), pursuant to which:

•                  Article III, Section 3.2 (Number of Directors) of the Bylaws was amended to increase the size of the Board from six to seven directors;

•                  Article III, Section 3.14 (Approval of Loans to Officers) of the Bylaws was removed, as it was no longer applicable or believed to be necessary; and

•                  Article V, Section 5.6 (Chairman of the Board) of the Bylaws was revised to clarify the rules regarding the Company’s management succession.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

3.1   First Amended and Restated Bylaws of UTStarcom, Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: November 1, 2006	By:	/s/ HONG LIANG LU
	Name:	Hong Liang Lu
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
3.1	First Amended and Restated Bylaws of UTStarcom, Inc., as amended.